UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.          Material Modifications to Rights of Securities Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

 On December 14, 2012, Opexa Therapeutics, Inc. (the "Company") filed with the Secretary of State of the State of Texas a Certificate of Amendment of the Company's Restated Certificate of Formation (the "Certificate of Amendment") to effect a 1-for-4 reverse stock split of its common stock (the "Reverse Stock Split") which decreased the number of common shares issued and outstanding from approximately 23.6 million shares to approximately 5.9 million shares. The Company’s authorized common shares will not be affected by the Reverse Stock Split.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

           As previously disclosed, the Company's shareholders approved the Reverse Stock Split of the Company’s common stock at the annual meeting of shareholders on November 15, 2012, as determined by the Board of Directors in its discretion, at a ratio of not less than 1-for-2 and not more than 1-for-4.

The Reverse Stock Split became effective as of 4:00 p.m. EST on December 14, 2012, at which time every four (4) shares of the Company's issued and outstanding common stock automatically converted into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans was reduced proportionately. A proportionate adjustment was also made to the conversion price and number of shares of common stock issuable upon conversion of the authorized but unissued Series A convertible preferred stock into which the Company’s outstanding convertible secured promissory notes are convertible.

No fractional shares will be issued as a result of the Reverse Stock Split, and shareholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the closing sale price of the Company’s common stock as reported on the NASDAQ Capital Market on the trading day immediately preceding the effective date of the Reverse Stock Split. The Company’s transfer agent, Continental Stock Transfer & Trust Company, will provide instructions to stockholders of record regarding the process for exchanging shares.

Trading of the Company's common stock will continue on the NASDAQ Capital Market ("NASDAQ") on a Reverse Stock Split-adjusted basis under the trading symbol “OPXAD” for a period of 20 trading days to reflect the Reverse Stock Split, after which time the trading symbol will revert to "OPXA." The new CUSIP number for the Company's common stock following the Reverse Stock Split is 68372T 202.

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Item 8.01 Other Events.

          On December 14, 2012, the Company issued a press release announcing the implementation of the Reverse Stock Split. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Company's Restated Certificate of Formation

99.1	Press release dated December 14, 2012, announcing implementation of the Reverse Stock Split

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	December 14, 2012	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Company's Restated Certificate of Formation

99.1	Press release dated December 14, 2012, announcing implementation of the Reverse Stock Split